Exhibit 10.42

Confirmation Letter

Whereas:

A.	E-Sun Sky Computer (Shenzhen) Co., Ltd., Fu Jiepin (Chinese Identification No.: 44010519670129001X), Li He (Chinese Identification No.: 532721195805190015), Li Xue (Chinese Identification No.: 532228196412241944), Yuan Ping (Chinese Identification No.: 420106196803074927), Zou Bo (Chinese Identification No.: 440306197007160030), Zou Ying (Chinese Identification No.: 421003197812020016), Xu Xiaojun (Chinese Identification No.: 320121197809193139), Guangzhou Shu Lian Information Investment Co., Ltd. and Shenzhen E-Sun Network Co., Ltd. (“E-Sun Network”) entered into a Supplementary Agreement on November 20, 2012 (“Supplementary Agreement”);

B.	Zou Bo (Chinese Identification No.: 440306197007160030) purchased the equity interest respectively held by Xu Xiaojun and Guangzhou Shu Lian Information Investment Co., Ltd. in E-Sun Network and registered as the shareholder of E-Sun Network on December 5, 2012.

Now therefore, with respect to the Supplementary Agreement, Zou Bo hereby confirms as follows:

1.	Zou Bo confirms that, Zou Bo agrees to succeed any and all the rights and liabilities of Xu Xiaojun and Guangzhou Shu Lian Information Investment Co., Ltd. under the Supplementary Agreement immediately after Zou Bo was registered as E-Sun Network’s shareholder on December 5, 2012.

2.	This confirmation letter shall become effective on December 5, 2012.

3.	The execution, effectiveness, construction, performance, amendment and termination of this confirmation letter and the resolution of disputes hereunder shall be governed by the laws of China.

4.	This confirmation letter is written in both Chinese and English language; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

The Party below has executed this Confirmation Letter as of May 2, 2013.

Zou Bo

By: /s/ Zou Bo

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